SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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American Electric Power Company, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN ELECTRIC POWER COMPANY, INC.
1 Riverside Plaza
Columbus, Ohio 43215

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

This proxy statement supplement (this “Supplement”) dated April 1, 2020 supplements the definitive Proxy Statement of American Electric Power Company, Inc. related to the Annual Meeting of Shareholders to be held April 21, 2020 (the “Proxy Statement”). The purpose of this Supplement is to provide notice to shareholders of a change in location of the annual meeting of shareholders.

Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. The Supplement does not alter in any manner either the record date for the annual meeting or the date and time of the annual meeting of shareholders. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the proxy statement as supplemented hereby.
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COLUMBUS, Ohio, April 1, 2020 - Due to the COVID-19 pandemic, American Electric Power (NYSE: AEP) has changed the location of its Annual Meeting of Shareholders to the AEP Transmission building at 8500 Smith's Mill Road, New Albany, OH 43054. The meeting is still scheduled for Tuesday, April 21 at 9:00 a.m. ET.

To support the health and safety of its employees, shareholders and communities, AEP strongly urges shareholders to call into the meeting, rather than attend in person, by using the following toll-free number to listen to the meeting live: 844-291-6360, passcode 9114469. The company is sensitive to the public health and travel concerns its shareholders may have and the restrictions that federal, state and local governments have imposed on traveling and on the number of people that can attend gatherings, including through Ohio’s stay-at-home order. Shareholders are asked to call in 10 to 15 minutes before the scheduled start time.

The meeting will be abbreviated and limited to the three agenda items for consideration as described in the company’s proxy materials filed with the U.S. Securities and Exchange Commission (SEC) and available at www.edocumentview.com/aep. The three items to be considered at the meeting are the election of directors, a non-binding vote on the ratification of the appointment of auditors and a non-binding “say on pay” vote concerning the company’s compensation programs. Refreshments will not be served in connection with the meeting.

AEP encourages shareholders to vote their shares prior to the annual meeting by using one of the methods described in the company’s proxy materials. Only shareholders of record at the close of business on Feb. 24, 2020, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. Please refer to the company’s proxy materials filed with the SEC for additional information.

In the event AEP determines it is not possible or advisable to hold its annual meeting in-person, it will announce alternative arrangements as promptly as possible before April 21, which may include holding a virtual annual meeting. Please monitor www.aep.com for updated information.

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